Exhibit 10.1

CARLISLE COMPANIES INCORPORATED
INCENTIVE COMPENSATION PROGRAM
As amended and restated effective January 1, 2024

CARLISLE COMPANIES INCORPORATED
INCENTIVE COMPENSATION PROGRAM
As amended and restated effective January 1, 2024
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CARLISLE COMPANIES INCORPORATED
INCENTIVE COMPENSATION PROGRAM
As amended and restated effective January 1, 2024
1.    Definitions. Capitalized terms used herein shall have the meanings assigned to such terms in this Section 1.

“Affiliate” has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“Applicable Laws”” means the requirements relating to the administration of non-equity and equity-based incentive compensation plans under U.S. state laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where awards are granted under the Plan.
“Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
“Associate” has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
“Beneficial Owner” has the meaning given such term under Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cause” shall have the meaning ascribed to it in any agreement to which a Participant and the Company are parties, and if the Participant and the Company are not parties to an agreement in which “cause” is defined, the term “Cause” means: (i) the conviction of or plea of no contest by the Participant to a felony or to a misdemeanor where active imprisonment is imposed; (ii) the deliberate neglect of, willful misconduct in the performance of, or continued failure to substantially perform, the Participant’s material duties as an employee of the Company; (iii) the Participant’s deliberate and material violation of any Company policy; or (iv) the Participant’s deliberate breach of fiduciary duties owed to the Company; provided, that the Company provides written notice to the Participant of the occurrence of any circumstance or event described in clauses (ii), (iii), or (iv), and the Participant has failed to remedy such circumstance or event within thirty (30) days following the Participant’s receipt of such notice.
“Change of Control” shall occur in the event: (i) any Person shall become directly or indirectly the Beneficial Owner of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities for the election of directors or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before the transaction shall cease to constitute a majority of the members of the Board or the board of directors of any successor to the Company.
“Change of Control Event” shall occur with respect to a Participant if such Participant’s employment with the Company is terminated by the Company without Cause or by the Participant with Good Reason, in either case within three years after a Change of Control.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board or such other committee described in Section 15 of the Plan.
“Common Shares” means the common stock, par value of one dollar ($1.00), of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.
“Company” means Carlisle Companies Incorporated, a Delaware corporation, and any successor thereto.
“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Units, Performance Shares or Incentive Awards or a grant or sale of Restricted Shares shall become effective.
“Director” means a member of the Board of Directors of the Company.
“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. No Participant shall be considered to have a Disability unless he or she furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.
“Effective Date” means January 1, 2024.
“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Restricted Share Units or Incentive Awards. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
“Good Reason” shall have the meaning ascribed to it in any agreement to which a Participant and the Company are parties, and if the Participant and the Company are not parties to an agreement in which “good reason” is defined, the term “Good Reason” means: (i) a material adverse change in the Participant’s title, duties or responsibilities (including reporting responsibilities); (ii) a material reduction by the Company in the Participant’s annual base salary; (iii) a material change in the incentive compensation plans of the Company that results in a material impairment of the Participant’s opportunity to earn incentive compensation; (iv) a change of more than fifty (50) miles in the geographic location in which the Participant must perform services for the Company; or (v) the failure of the Company to pay the Participant any material compensation when due.
“Group” means persons and entities that act in concert as described in Section 14(d)(2) of the Exchange Act (other than the Company or any Subsidiary thereof and other than any profit-sharing, employee stock ownership or any other employee benefit plan of the Company or such Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than any executive officer of the Company).
“Incentive Award” shall mean a cash award to a Participant pursuant to Section 7 of this Plan.
“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.
“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares, Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and Restricted Share Units pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 10 of this Plan) render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

“Market Value per Share” means, as of any particular date: (i) the closing sale price per Common Share as reported on the New York Stock Exchange, the NASDAQ Global Select Market or such other exchange on which Common Shares are then trading, if any, or if there are no sales on such day, on the next preceding trading day during which a sale occurred; or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Committee.
“Option Price” means the purchase price payable on exercise of an Option Right.
“Option Right” means the right to purchase Common Shares from the Company upon the exercise of an option granted pursuant to Section 3 of this Plan.
“Other Award” means an award to a Participant pursuant to Section 8 of this Plan.
“Participant” means any director, officer, employee or consultant of the Company or its Affiliates who is selected by the Committee to receive an award under the Plan.
“Performance Period” means, in respect of a Performance Unit, Performance Share Incentive Award or Other Award, a period of time established pursuant to Section 6, 7 or 8 of this Plan within which any Management Objectives relating to such Performance Share, Performance Unit, Incentive Award or Other Award are to be achieved.
“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.
“Performance Unit” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.
“Person” means and includes any individual, corporation, partnership or other person or entity and any Group and all Affiliates and Associates of any such individual, corporation, partnership, or other person or entity or Group.
“Plan” means this Carlisle Companies Incorporated Incentive Compensation Program, as amended from time to time.
“Restricted Share” means a Common Share granted or sold pursuant to Section 4 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 4 has expired.
“Restricted Share Unit” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 4.
“Retirement” means retirement at or after attaining age 65.

“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for in the Appreciation Right.
“Subsidiary” means a corporation, company or other entity which is designated by the Committee and in which the Company has a direct or indirect ownership or other equity interest, provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.
2.    Shares Available Under the Plan.
(a)    Subject to adjustment as provided in Sections 2(c) and 10 of this Plan, the number of Common Shares that may be issued or transferred from and after the Effective Date: (i) upon the exercise of Option Rights or Appreciation Rights; (ii) as Restricted Shares and released from substantial risks of forfeiture thereof; (iii) in payment of Performance Units or Performance Shares that have been earned; (iv) in payment of awards granted under Section 8 of the Plan; or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 2,770,039 Common Shares (which amount represents the sum of 1,370,039 (the number of Common Shares available for issuance under the Plan immediately prior to the Effective Date) plus 1,400,000 (the increase in the number of Common Shares available for issuance under the Plan as a result of the amendment and restatement of the Plan on the Effective Date)). Such Common Shares may be shares of original issuance, treasury shares or a combination of the foregoing.
(b)    Subject to adjustment as provided in Sections 2(c) and 10 of this Plan, from and after the Effective Date, the number of: (i) Restricted Shares and Restricted Share Units awarded under Section 4 of this Plan; (ii) Performance Shares and Performance Units that may be granted and paid out under Section 6 of this Plan; and (iii) Common Shares awarded under Section 8 of this Plan shall not exceed in the aggregate 850,000 (which amount represents the sum of 573,831 (the number of Common Shares available for issuance under the Plan in payment of such awards immediately prior to the Effective Date ) plus 276,169 (the increase in the number of Common Shares available for issuance under the Plan in payment of such awards as a result of the amendment and restatement of the Plan on the Effective Date)). In addition, notwithstanding any provision in this Plan to the contrary, the maximum number of Common Shares subject to awards granted during a single calendar year to any non-employee Director, taken together with any cash fees paid during the calendar year to the non-employee Director in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not have an aggregate fair market value determined on the date on which the applicable award is granted in excess of $500,000.

(c)    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of Common Shares available in Sections 2(a) and (b) above or otherwise specified in the Plan or in any award granted hereunder if the number of Common Shares actually delivered differs from the number of Common Shares previously counted in connection with an award, provided such counting procedures comply with the requirements of this Section 2(c). Common Shares (i) subject to an award (whether granted under the Plan before or after the Effective Date) that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Shares to the Participant; (ii) withheld in payment of the exercise price or taxes relating to an award (whether granted under the Plan before or after the Effective Date); or (iii) surrendered in payment of any exercise price or taxes relating to an award (whether granted under the Plan before or after the Effective Date) will again be available for awards. This Section 2(c) shall apply to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.
3.    Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)    Each grant shall specify the number of Common Shares to which it pertains, subject to adjustments as provided in Section 10 of this Plan.
(b)    Each grant shall specify an Option Price per share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.
(c)    Each grant shall specify whether the Option Price shall be payable: (i) in cash or by check acceptable to the Company; (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Participant; or (iii) by a combination of such methods of payment.
(d)    To the extent permitted by Applicable Laws, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.
(e)    Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
(f)    Each grant shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

(g)    Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.
(h)    Option Rights granted under this Plan may be: (i) Option Rights that are intended to qualify as Incentive Stock Options; (ii) Option Rights that are not intended to so qualify; or (iii) combinations of the foregoing.
(i)    No Option Right shall be exercisable more than 10 years from the Date of Grant.
(j)    Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
(k)    No Option Right may provide for the payment of dividend equivalents to the Participant.
4.    Restricted Shares and Restricted Share Units. The Committee may also authorize the grant or sale of Restricted Shares or Restricted Share Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)    Each such grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
(b)    Grants or sales of Restricted Share Units do not confer on the Participant any rights of a shareholder of the Company and such grant or sale thereof shall be credited to a bookkeeping account in the name of the Participant on the books and records of the Company.
(c)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
(d)    Except as otherwise provided in this Plan, each such grant or sale to Participants who are employees shall provide that the Restricted Shares or Restricted Share Units covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year.
(e)    Each such grant or sale shall provide that during the period for which any such substantial risk of forfeiture is to continue: (i) the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the

Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee); and (ii) the Restricted Share Units shall not be transferable except as provided in Section 9.
(f)    Any grant of Restricted Shares or Restricted Share Units may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares or Restricted Share Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
(g)    Each grant of Restricted Shares or Restricted Share Units shall specify the time of payment of Restricted Shares or Restricted Share Units that have become vested, which shall be paid by the Company to the Participant in Common Shares.
(h)    Any such grant or sale of Restricted Shares or Restricted Share Units may require that any or all dividends or other distributions paid thereon or attributable thereto during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares or Restricted Share Units, which may be subject to the same restrictions as the underlying award.
(i)    Each grant or sale of Restricted Shares or Restricted Share Units shall be held in book entry form and evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code. Under the Evidence of Award, the Participant shall irrevocably appoint any officer of the Company as his or her attorney-in-fact to transfer the Restricted Shares to the Company in the event of a forfeiture of any such Restricted Shares.
5.    Appreciation Rights. The Committee may authorize the granting to any Participant of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a)    Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof as may be determined by the Committee.
(b)    Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(c)    Any grant may specify waiting periods before exercise and permissible exercise dates or periods.
(d)    Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
(e)    No Appreciation Right may provide for the payment of dividend equivalents to the Participant.
(f)    Each grant shall specify a Base Price, which shall be equal to or greater than the Market Value per Share on the Date of Grant.
(g)    Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.
(h)    No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
6.    Performance Units and Performance Shares. The Committee may also authorize the granting to Participants of Performance Units or Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)    Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.
(b)    The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time (not less than one year, except as otherwise provided in this Plan) commencing on the first day of the calendar year of the Date of Grant.
(c)    Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(d)    Each grant of Performance Units or Performance Shares shall specify the time of payment of Performance Units or Performance Shares that have been earned, which shall be paid by the Company to the Participant in Common Shares.
(e)    Any grant of Performance Units or Performance Shares may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.
(f)    Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.
(g)    The Committee may, at or after the Date of Grant of Performance Units or Performance Shares, provide for the payment of contingent dividends or dividend equivalents to the holder thereof either in cash or in additional Common Shares, provided such dividends or dividend equivalents shall be paid to the Participant only if the Performance Units or Performance Shares with respect to which such dividends or dividend equivalents are payable are earned by the Participant.
7.    Incentive Awards. The Committee may authorize the granting to Participants of Incentive Awards that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)    The Performance Period with respect to each Incentive Award shall be such period of time specified by the Committee.
(b)    Any grant of an Incentive Award shall specify Management Objectives which, if achieved, will result in payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the amount of the Incentive Award that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
(c)    Each grant shall specify the time and manner of payment of the Incentive Award that has been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, as may be determined by the Committee.
(d)    Any grant of an Incentive Award may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee.

8.    Other Awards.
(a)    The Committee is authorized, subject to limitations under applicable law, to grant to any Participant Other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such Other Awards. Common Shares delivered pursuant to an Other Award in the nature of a purchase right granted under this Section 8 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, notes or other property, as the Committee shall determine.
(b)    Cash awards may also be granted as an element of, or as a supplement to, any Other Award granted under this Plan.
9.    Transferability.
(a)    Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative.
(b)    The Committee may specify at the Date of Grant that part or all of the Common Shares that are: (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon payment under any grant of Performance Units or Performance Shares; or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 4 of this Plan shall be subject to further restrictions on transfer.
10.    Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by share‑based awards outstanding hereunder, in the Option Price and Base Price provided in outstanding Option Rights or Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin‑off, split‑off, spin‑out, split‑up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non‑recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (a “Corporate Transaction”). Notwithstanding the foregoing, to the extent that a Corporate Transaction involves a nonreciprocal transaction between the Company and its shareholders that causes the per‑share value of the Common Shares underlying outstanding awards under this Plan to change, such as a stock dividend, stock split, spin‑off, rights offering or recapitalization through a large, nonrecurring cash dividend (an “Equity Restructuring”), the Committee shall be required to make or provide for such adjustments set forth in the preceding sentence that, in its sole discretion, are required to equalize the value of the outstanding awards under this Plan before and after the Equity Restructuring. In the event of any Corporate Transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 2 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to an Option intended to qualify as an Incentive Stock Option shall be made only if and to the extent such adjustment would not cause such Option to fail to so qualify. Notwithstanding the foregoing, no adjustment shall be required pursuant to this Section 10 if such action would cause an award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A of the Code with respect to an outstanding award.
11.    Share Certificates. All certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Evidence of Award or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Common Shares or other securities are then listed or reported and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book‑entry.
12.    Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Company may provide for the elimination or rounding of fractions or for the settlement of fractions in cash.

13.    Withholding Taxes. The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment and to the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of the maximum withholding tax rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.

14.    International Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are nationals of a country other than the United States of America or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
15.    Administration of the Plan.
(a)    This Plan shall be administered by the Compensation Committee of the Board (or a subcommittee thereof), which Committee shall consist of not less than two Directors appointed by the Board each of whom shall be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.
(b)    Without limitation, the Committee shall have full power and discretionary authority to: (i) construe and interpret the Plan, (ii) establish rules and regulations with respect to the Plan’s operations and awards, (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards, (iv) determine the terms and conditions of any award, (v) determine whether and to what extent, and under what circumstances awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited or suspended, (vi) determine whether, to what extent and under what circumstances the delivery of cash, Common Shares, other securities, other Options, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (vii) accelerate the exercisability of any Option or Appreciation Right and to remove any restriction on any award, (viii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or award granted under, the Plan; (ix) establish, amend, suspend, or waive such rules and regulations, (x) appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (xi) perform all other acts it believes reasonable and proper, including the power to delegate responsibility to others to assist it in administering the Plan, to the extent permitted by applicable laws.
(c)    The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Units, Performance Shares, Incentive Award or Other Awards granted under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.
(d)    The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who at the time of grant are not persons subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Committee shall include limitations on the amount or number of Common Shares that may be granted by the Chief Executive Officer and shall specify the purposes for which such grants may be made. Any such grants made pursuant to a delegation hereunder shall otherwise be governed by the terms and conditions of this Plan. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.
(e)    No member of the Board, the Committee or any employee of the Company or a Subsidiary (each such person, an “Indemnified Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award hereunder. Each Indemnified Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Evidence of Award and (b) any and all amounts paid by such Indemnified Person, with the Company’s approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the

Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnified Persons or hold them harmless.
(f)    In the event of a Change of Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding vested awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such vested awards based upon the price per share of Common Shares received or to be received by other stockholders of the Company in the event.
16.    Amendments and Other Matters.
(a)    The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Board may amend this Plan to eliminate provisions that are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.
(b)    The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding: (i) Option Right to reduce the Option Price; or (ii) Appreciation Right to reduce the Base Price. Furthermore, no Option Right whose Option Price is greater than the Market Value per Share and no Appreciation Right whose Base Price is greater than the Market Value per Share may be repurchased by the Company nor shall the Company cancel and replace any Option Rights or Appreciation Rights with awards having a lower Option Price or Base Value (as applicable) without further approval of the shareholders of the Company. This Section 16(b) is intended to prohibit the repurchase or repricing of “underwater” Option

Rights and Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 10 of this Plan.
(c)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(d)    In case of termination of employment by reason of death, Disability or Retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Appreciation Right not immediately exercisable in full, or any Restricted Shares or Restricted Share Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Units or Performance Shares which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 4 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which such Performance Units or Performance Shares will be deemed to have been fully earned or the time when such transfer restriction will terminate. In addition, the Committee may waive any other limitation or requirement under any award described in the preceding sentence. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement. In the event that a Participant who holds an Option Right terminates employment by reason of death, Disability or Retirement, such Option Right shall become immediately exercisable in full and shall remain exercisable until the earlier of one year following such termination of employment or the tenth anniversary of the Date of Grant of such Option Right. In the event that a Participant who holds an Option Right terminates employment other than by reason of death, Disability or Retirement, such Option Right shall terminate to the extent not then vested and, to the extent vested immediately prior to such termination of employment shall remain exercisable until the earlier of 90 days following such termination of employment or the tenth anniversary of the Date of Grant of such Option Right. In addition, the Committee may, in its sole discretion, modify any Option Right or Appreciation Right to extend the period following termination of a Participant’s employment with the Company or any Subsidiary during which such award will remain outstanding and be exercisable, provided that no such extension shall result in any award being exercisable more than 10 years after the Date of Grant.
(e)    In the event a Change of Control Event occurs with respect to a Participant, each unexpired Option Right and Appreciation Right held by the Participant shall become exercisable in full, all restrictions on Restricted Shares and Restricted Share Units held by the Participant shall lapse and all Management Objectives of all Performance Shares, Performance Units, Incentive Awards and Other Awards, as applicable, held by the Participant shall be deemed to have been fully earned at the maximum performance level.

(f)    This Plan shall not confer upon any Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment at any time.
(g)    To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.
(h)    Subject to Section 19, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.
(i)    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(j)    This Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
(k)    Nothing contained herein prohibits a Participant from: (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations, or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.
(l)    Notwithstanding any other provisions of this Plan, an Award will be subject to any Company policy that the Company may adopt and/or amend from time to time regarding the hedging or pledging (or any similar transaction) of Company securities.
(m)    If permitted by the Committee, a Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the recipient, an Option or Appreciation Right, or to receive any benefits, in such event, any other awards.

The Committee reserves the right to review and approve beneficiary designations and/or require that a particular form be used to be effective with respect to an award. A recipient may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise. However, if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or Appreciation Right, or to receive any other award, the Committee may determine to recognize only an exercise by, or right to receive of, the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone. In the event a Participant fails to designate validly a beneficiary, or if no designated beneficiary survives the Participant, the Participant’s spouse, if living shall be the beneficiary, otherwise, the estate of the Participant.
(n)    Anything in the Plan or any Award to the contrary notwithstanding, in the event that any payment or benefit received or to be received by a Participant in connection with a Change of Control or Change of Control Event (all such payments and benefits, the “Total Payments”) would not be deductible (in whole or part), by the Company, an Affiliate or any person making such payment or providing such benefit as a result of Section 280G of the Code, then the portion of the Total Payments due under this Plan or any other arrangement between the Participant and the Company or an Affiliate shall be reduced if, and only if, such reduction results in the Participant’s receipt, on an after-tax basis, of a greater amount of the Total Payments after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax (all computed at the highest applicable marginal rate). Any reduction in the Total Payments required by this subsection (n) shall first reduce any cash payments due to the Participant (if necessary, to zero), and all other payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Participant may elect to have noncash payments reduced (or eliminated) prior to any reduction of cash payments. For purposes of this subsection (n), (i) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel reasonably acceptable to the Participant and selected by the accounting firm which was, immediately prior to the Change of Control, the Company’s independent auditor (the “Auditor”), does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code, and (iii) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. Notwithstanding the foregoing, if the payment of benefits subject to Code Section 280G of the Code is addressed separately in an Executive Severance Agreement between the Company and a Participant, such Executive Severance Agreement shall control.
17.    Recoupment of Awards. In the event that any Participant’s service with the Company and its Subsidiaries terminates in connection with a determination by the Committee that any conduct of the Participant constitutes Grounds for Forfeiture, all rights of such Participant under the Plan (including rights with respect to outstanding awards) will terminate. As used herein, the term “Grounds for Forfeiture” shall mean any of the following conduct of any Participant: (i) using for profit or disclosing confidential information or trade secrets of the Company and its Subsidiaries to unauthorized persons; (ii) breaching any contract with or violating any legal obligation to the Company and its Subsidiaries; (iii) failing to make himself or herself available to consult with, supply information to, or otherwise cooperate with the Company and its Subsidiaries at reasonable times and upon a reasonable basis; (iv) while employed by the Company or its Subsidiaries, engaging, directly or indirectly, as an officer, employee, or consultant, or otherwise having, directly or indirectly, ownership or interest in any business that is competitive with the manufacture, sale or distribution of products and services of the type in which the Company and its Subsidiaries are engaged or which may be developed or be in the process of development by the Company and its Subsidiaries during the Participant’s employment; provided, however, that the Participant may own beneficially or maintain voting power of the shares of common stock of companies listed on national securities exchanges or publicly traded that do not exceed five percent (5%) of the outstanding shares of such companies; or (v) engaging in any other activity which would have constituted grounds for his or her discharge for Cause by the Company and its Subsidiaries. In addition, the Committee may require that any current or former Participant reimburse the Company for all or any portion of any award, terminate any outstanding, unexercised, unexpired or unpaid award, rescind any exercise, payment or delivery pursuant to an award or recapture any Common Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Shares issued pursuant to an award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any Applicable Laws.
18.    Compliance with Code Section 409A. The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. For each award intended to comply with the short-term deferral exception provided for under Section 409A of the Code, the related Evidence of Award shall provide that such award shall be paid out by the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture. To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code as a result of any provision of any award, to the extent permitted by Section 409A of the Code, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature and scope of such amendment. To the extent required by Section 409A of the Code, any payment under the Plan made in connection with the separation from service of a “specified employee” (within the meaning of Section 409A of the Code) of an award that is deferred compensation that is subject to Section 409A of the Code shall not be made earlier than six (6) months after the date of such separation from service.

19.    Termination. No grant shall be made under this Plan after December 31, 2033, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.
20.    Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be construed or deemed stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.
21.    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
22.    Applicable Laws. The obligations of the Company with respect to awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.
23.    Limited Effect of Restatement. This instrument amends and restates the Plan effective as of the Effective Date. Nothing in this instrument shall in any way change, alter or affect the terms of any award made under the Plan prior to the Effective Date or the time or amount of any Plan benefit or payment due with respect to awards made under the Plan prior to such date.
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